Exhibit 99.4
                           KENDRO LABORATORY PRODUCTS

                     INDEX OF COMBINED FINANCIAL STATEMENTS


                                                                                                                         Page
                                                                                                                         ----

Report of Independent Registered Public Accounting Firm on financial statements at December 31, 2004, and for
       the year then ended                                                                                                F-2

Combined Statement of Income for the three months ended March 31, 2005 and 2004 (unaudited) and for the year
       ended December 31, 2004                                                                                            F-3

Combined Balance Sheet as of March 31, 2005 (unaudited) and December 31, 2004                                             F-4

Combined Statement of Cash Flows for the three months ended March 31, 2005 and 2004 (unaudited) and for the
       year ended December 31, 2004                                                                                       F-5

Combined Statement of Comprehensive Income and Parent's Investment for the three months ended March 31, 2005
       (unaudited) and for the year ended December 31, 2004                                                               F-6

Notes to Combined Financial Statements                                                                                    F-7




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                                      F-1
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                           KENDRO LABORATORY PRODUCTS

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Thermo Electron Corporation.

       We have audited the accompanying combined balance sheet of Kendro
Laboratory Products (the "Company") as of December 31, 2004, and the related combined statements of income, comprehensive income and parent's investment, and cash flows for the year ended December 31, 2004. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

       We conducted our audit in accordance with the standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal controls over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

       In our opinion, such combined financial statements present fairly, in all material respects, the financial position of Kendro Laboratory Products as of December 31, 2004, and the results of its operations and its cash flows for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

       The accompanying combined balance sheet of Kendro Laboratory Products as of March 31, 2005, and the related combined statements of income, comprehensive income and parent's investment, and cash flows for the three months ended March
31, 2004 and 2005 were not audited by us and, accordingly, we do not express an opinion on them.

       As discussed in Note 1, the accompanying combined financial statements have been prepared from the separate records maintained by the entities that comprise the Company and include allocations of expenses from SPX Corporation, the parent company. Therefore, the financial position and operating results reflected in these combined financial statements may not necessarily be indicative of the conditions that would have existed if the Company had been operated as a single, unaffiliated entity. Portions of certain income and expenses represent allocations made from home-office items applicable to the Company as a whole.



/s/ Deloitte & Touche LLP

Charlotte, North Carolina
July 22, 2005




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                                      F-2

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                           KENDRO LABORATORY PRODUCTS

                          COMBINED STATEMENT OF INCOME
                                 (In thousands)



                                                                                Three Months Ended               Year Ended
                                                                                      March 31,                 December 31,
                                                                            ----------------------------
                                                                                 2005            2004                 2004
                                                                            -----------      -----------        ------------
                                                                            (Unaudited)      (Unaudited)

Revenues                                                                       $ 93,860         $ 83,633            $370,594
                                                                               --------         --------            --------

Costs and Operating Expenses:
  Cost of revenues                                                               55,422           50,031             227,694
  Selling, general, and administrative expenses                                  19,196           17,894              76,582
  Research and development expenses                                               3,032            2,644              11,005
  Special charges and other costs (income)                                          (23)             939              11,566
                                                                               --------         --------            --------

                                                                                 77,627           71,508             326,847
                                                                               --------         --------            --------

Operating Income                                                                 16,233           12,125              43,747

Interest Income                                                                   2,130            1,688               7,048
Interest Expense                                                                   (133)             (87)               (787)
Other Income (Expense), Net                                                           3             (287)               (241)
                                                                               --------         --------            --------

Income Before Provision for Income Taxes                                         18,233           13,439              49,767
Provision for Income Taxes                                                       (4,447)          (4,212)            (15,597)
                                                                               --------         --------            --------

Net Income                                                                     $ 13,786         $  9,227            $ 34,170
                                                                               ========         ========            ========






The accompanying notes are an integral part of these combined financial statements.



<
                                      F-3

>


                           KENDRO LABORATORY PRODUCTS

                             COMBINED BALANCE SHEET
                                 (In thousands)


                                                                                                March 31,        December 31,
                                                                                                  2005               2004
                                                                                              -----------        -----------
                                                                                              (Unaudited)
Assets
Current Assets:
  Cash and cash equivalents                                                                     $   5,364           $  2,494
  Accounts receivable, net                                                                         63,390             73,511
  Receivables from affiliates                                                                       1,700                 61
  Inventories, net                                                                                 58,644             53,346
  Other current assets                                                                             10,510              9,183
                                                                                                ---------           --------
                                                                                                  139,608            138,595
                                                                                                ---------           --------

Property, Plant, and Equipment:
  Land                                                                                              4,655              4,782
  Buildings and leasehold improvements                                                             41,469             43,879
  Machinery and equipment                                                                          62,799             61,557
                                                                                                ---------           --------
                                                                                                  108,923            110,218
  Accumulated depreciation                                                                        (45,825)           (43,950)
                                                                                                ---------           --------
                                                                                                   63,098             66,268
                                                                                                ---------           --------

Intangible Assets, net                                                                             70,116             72,195
                                                                                                ---------           --------

Note Receivable From Parent                                                                       120,000            120,000
                                                                                                ---------           --------

Other Assets                                                                                        2,561              1,858
                                                                                                ---------           --------

Goodwill                                                                                          310,570            320,144
                                                                                                ---------           --------

                                                                                                $ 705,953           $719,060
                                                                                                =========           ========

Liabilities and Parent's Investment
Current Liabilities:
  Short-term revolving debt                                                                     $     331           $  2,675
  Accounts payable                                                                                 25,655             28,973
  Payables to affiliates                                                                                -                697
  Deferred revenue                                                                                  5,750              7,203
  Accrued expenses                                                                                 28,316             28,126
                                                                                                ---------           --------
                                                                                                   60,052             67,674
                                                                                                ---------           --------

Note Payable to Parent                                                                              6,522              6,520
                                                                                                ---------           --------

Deferred Income Taxes                                                                              14,082             14,931
                                                                                                ---------           --------

Other Liabilities                                                                                  24,163             24,912
                                                                                                ---------           --------

Commitments and Contingencies

Parent's Investment:
  Parent's net investment                                                                         519,386            508,119
  Accumulated other comprehensive income                                                           81,748             96,904
                                                                                                ---------           --------
                                                                                                  601,134            605,023
                                                                                                ---------           --------

                                                                                                $ 705,953           $719,060
                                                                                                =========           ========

The accompanying notes are an integral part of these combined financial statements.


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                                      F-4
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                           KENDRO LABORATORY PRODUCTS

                        COMBINED STATEMENT OF CASH FLOWS
                                 (In thousands)


                                                                                 Three Months Ended
                                                                                      March 31,                 Year Ended
                                                                            -----------------------------       December 31,
                                                                                 2005              2004             2004
                                                                            -----------       -----------       ------------
                                                                            (Unaudited)       (Unaudited)
Operating Activities
  Net income                                                                   $ 13,786          $  9,227           $ 34,170

  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization                                                2,438             2,440              9,563
     Special charges and other costs (income)                                       (23)              939             11,566
     Deferred income taxes                                                         (634)              (12)              (404)
     Earnings in joint venture, net of distribution                                (139)              (60)              (160)
     Changes in current accounts, excluding the effects of
      acquisitions and divestiture:
        Accounts receivable and other                                             6,377             3,159            (18,662)
        Inventories                                                              (5,299)           (4,511)             1,756
        Accounts payable                                                         (4,015)           (3,489)              (991)
        Accrued expenses and other liabilities                                   (4,306)            2,308            (16,719)
                                                                               --------          --------           --------

        Net cash provided by operating activities                                 8,185            10,001             20,119
                                                                               --------          --------           --------

Investing Activities
  Acquisitions, net of cash acquired                                                  -            (9,460)           (22,415)
  Purchases of property, plant, and equipment                                      (452)           (1,783)            (5,762)
  Proceeds from sale of product line                                                  -                 -              3,200
                                                                               --------          --------           --------

        Net cash used in investing activities                                      (452)          (11,243)           (24,977)
                                                                               --------          --------           --------

Financing Activities
  Transfers from (to) parent                                                     (2,519)              804              6,032
  Repayment of debt assumed in acquisition                                            -                 -             (1,409)
  Net payments under debt agreements                                             (2,344)              621                621
                                                                               --------          --------           --------

        Net cash (used in) provided by financing activities                      (4,863)            1,425              5,244
                                                                               --------          --------           --------

Increase in Cash and Cash Equivalents                                             2,870               183                386
Cash and Cash Equivalents at Beginning of Year                                    2,494             2,108              2,108
                                                                               --------          --------           --------

Cash and Cash Equivalents at End of Period                                     $  5,364          $  2,291           $  2,494
                                                                               ========          ========           ========

Supplemental Cash Flow Information
Cash Paid for Income Taxes                                                                                          $  3,259
                                                                                                                    ========
Cash Paid for Interest                                                                                              $    787
                                                                                                                    ========



The accompanying notes are an integral part of these combined financial statements.


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                                      F-5

>


                           KENDRO LABORATORY PRODUCTS

                   COMBINED STATEMENT OF COMPREHENSIVE INCOME
                             AND PARENT'S INVESTMENT
                                 (In thousands)


                                                                                             Three Months
                                                                                                Ended            Year Ended
                                                                                               March 31,        December 31,
                                                                                                 2005                2004
                                                                                             ------------       ------------
                                                                                              (Unaudited)

Comprehensive Income (Loss)
Net Income                                                                                       $ 13,786           $ 34,170
                                                                                                 --------           --------

Other Comprehensive Items:
  Currency translation adjustment                                                                 (15,156)            25,421
                                                                                                 --------           --------

                                                                                                  (15,156)            25,421
                                                                                                 --------           --------

  Comprehensive (loss) income                                                                    $ (1,370)          $ 59,591
                                                                                                 ========           ========

Parent's Investment
Parent's Net Investment:
  Balance at beginning of year                                                                   $508,119           $467,917
  Net income                                                                                       13,786             34,170
  Transfer (to) from parent, net                                                                   (2,519)             6,032
                                                                                                 --------           --------

  Balance at end of period                                                                        519,386            508,119
                                                                                                 --------           --------

Accumulated Other Comprehensive Items:
  Balance at beginning of year                                                                     96,904             71,483
  Currency translation adjustment                                                                 (15,156)            25,421
                                                                                                 --------           --------

  Balance at end of period                                                                         81,748             96,904
                                                                                                 --------           --------

                                                                                                 $601,134           $605,023
                                                                                                 ========           ========



The accompanying notes are an integral part of these combined financial statements.



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                                      F-6

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                           KENDRO LABORATORY PRODUCTS

                     NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation, Nature of Operations, and Summary of Significant Accounting Policies

Basis of Presentation and Subsequent Event

       The accompanying combined financial statements include the accounts of the Kendro Laboratory Products business (the "company" or "we"), which was sold to Thermo Electron Corporation on May 9, 2005 for $833.5 million, subject to a post-closing adjustment, pursuant to the purchase agreement by and among SPX Corporation (the "parent"); Kendro GP II, LLC, SPX Europe GmbH, General Signal Ireland B.V. and GSLE Development Corporation; and Thermo Electron Corporation and Thermo Electron (Oberhausen) GmbH (collectively, "Thermo Electron") dated January 19, 2005.

       The combined financial statements have been prepared using the company's historical basis in the assets and liabilities and the results of operations of the company included in the historical financial statements of the parent. Specifically, the accompanying combined financial statements include Kendro Laboratory Products, L.P.; Kendro Laboratory Products GmbH; GSLE Development Corporation; Kendro Laboratory Products plc; Kendro Laboratory Products AG; Cryonix, Inc.; Medical Equipment Maintenance Company; Kendro Laboratory Products
(GP), Inc.; Key Scientific Inc.; Nippon Kendro KK; and Kendro GP II, LLC.

       Specifically identifiable administrative services and expenses incurred by the company in the normal course of business, such as external legal fees, audit fees, risk insurance premiums, certain employee benefit costs and other items were originally recorded by the parent. The costs associated with these services and expenses were allocated to the combined financial statements of the company from the parent. Management believes the assumptions used to allocate such items are reasonable. However, the combined financial information included herein may not necessarily reflect the combined financial position, operating results, changes in invested capital and cash flows of the company in the future or what they would have been had we been a separate, stand-alone entity during the periods presented. Because a direct ownership relationship did not exist among all the various units comprising the company, the parent's net investment in the entities that comprise the company is shown in lieu of stockholder's equity in the combined financial statements. Changes in the parent's net investment represent the net earnings of the company and net cash transfers to the parent and other transfers from the parent.

       The accompanying combined financial statements for the three-month periods ended March 31, 2005 and 2004 are unaudited. The unaudited interim combined financial statements have been prepared on the same basis as the accompanying annual combined financial statements. In the opinion of management, such interim combined financial statements reflect all adjustments of a normal recurring nature necessary for a fair statement of financial position at March 31, 2005 and the results of operations and cash flows for the three-month periods ended March 31, 2005 and 2004. Unaudited results of operations for the interim periods ended March 31, 2005 and 2004 are not necessarily indicative of the results of operations to be expected for any other interim period or the full year. In addition, for the reasons stated above, the unaudited interim combined financial statements may not reflect the financial position and operating results that would have been reported had the company been a separate, stand-alone entity during the interim periods.

Nature of Operations

       We design, manufacture, market, and service a wide range of laboratory equipment for sample preparation, processing, and storage, used primarily in life sciences and drug discovery laboratories as well as clinical laboratories.



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                                      F-7

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                           KENDRO LABORATORY PRODUCTS

              NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued)


Note 1. Basis of Presentation, Nature of Operations, and Summary of Significant Accounting Policies (continued)

Principles of Combination

       The accompanying combined financial statements include the accounts of and the entities listed above adjusted to include certain allocations from the parent as described above. All significant intercompany accounts and transactions have been eliminated.

Foreign Currency Translation

       The financial statements of our foreign combined entities are translated into U.S. dollars in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation." Balance sheet accounts are translated at the current rate at the end of each period and income statement accounts are translated at the average rate. Gains and losses on foreign currency translations are reflected as a separate component of parent's investment and other comprehensive income. Transaction losses are included in the statement of income and totaled $4.2 million in 2004.

Cash Equivalents

       We consider highly liquid money market investments with original maturities of three months or less at the date of purchase to be cash equivalents.

Revenue Recognition and Accounts Receivable

       We recognize revenues from product sales upon shipment to the customer (f.o.b. shipping point) except for revenues from service contracts and long-term maintenance arrangements, which are deferred and recognized on a straight-line basis over the agreement period. Certain sales to distributors made with return rights are recognized upon shipment to the customer. Expected returns under these arrangements are estimated and accrued for at the time of sale. The accrual considers restocking charges for returns and in some cases the customer must issue a replacement order before the return is authorized. Actual return experience may vary from our estimates. Amounts billed for shipping and handling are included in revenue and costs incurred for shipping and handling are recorded in cost of products sold and not netted against amounts billed.

       Deferred revenue in the accompanying balance sheet consists primarily of unearned revenue on service contracts, which is recognized ratably over the terms of the contracts.

       Accounts receivable are recorded at the invoiced amount and do not bear interest. We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to pay amounts due. The allowance for doubtful accounts is our best estimate of the amount of probable credit losses in existing accounts receivable. We estimate the allowance based on historical write-off experience and a review of individual past due balances. Account balances are charged off against the allowance when we believe it is probable the receivable will not be recovered. We do not have any off-balance-sheet credit exposure related to customers.

Research and Development Costs

       Internal research and development costs are expensed when incurred.


<

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                           KENDRO LABORATORY PRODUCTS

              NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued)


Note 1. Basis of Presentation, Nature of Operations, and Summary of Significant Accounting Policies (continued)

Property, Plant, and Equipment

       Property, plant, and equipment ("PP&E") is stated at cost, less accumulated depreciation and amortization. We use the straight-line method for computing depreciation expense over the useful lives of PP&E, which do not exceed 40 years for buildings and range from 3 to 15 years for machinery and equipment. Leasehold improvements are amortized over the life of the related asset or the life of the lease, whichever is shorter.

Income Taxes

       Income taxes are accounted for under SFAS No. 109, "Accounting for Income Taxes," which includes an estimate of the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in our financial statements or tax returns. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. We periodically assess the realizability of deferred tax assets and the adequacy of deferred tax liabilities, including the results of local, state, federal or foreign statutory tax audits or estimates and judgments used.

       Certain of the entities included in the combined financial statements are partnerships which are owned by entities not included in the combined financial statements. Accordingly, no tax expense has been reflected for those partnership entities in the combined financial statements.

Stock-Based Employee Compensation

       The parent has a stock-based compensation plan, including stock option, restricted stock and restricted stock unit awards. Expenses associated with the parent's plan have been allocated to the combined financial statements to the extent our employees participate in the plan. We account for our stock-based employee compensation under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and, accordingly, except for awards of restricted stock and restricted stock units, we do not recognize any compensation expense. We have adopted the disclosure provisions of SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure, an amendment of FASB Statement No. 123."

       In December 2003, the Compensation Committee of the parent's Board of Directors announced its intent to issue restricted stock and restricted stock units in lieu of stock options for stock-based employee compensation to eligible employees commencing with grants in the first quarter of 2004. Accordingly, under APB No. 25 these awards to employees are required to be expensed over the vesting period. Non-cash pre-tax compensation expense associated with restricted stock awards was $0.4 million in 2004. There were no stock option grants made in 2004.

       As a result of the sale of the company on May 9, 2005, all restricted stock awards issued to our employees vested immediately. All options issued to our employees in 2001, 2002, and 2003 vested immediately upon sale and the optionees have two years from the date of sale to exercise those options. Optionees have 90 days from the date of sale to exercise vested options issued prior to 2001.




<

>


                           KENDRO LABORATORY PRODUCTS

              NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued)


Note 1. Basis of Presentation, Nature of Operations, and Summary of Significant Accounting Policies (continued)

       We have applied the intrinsic value-based method of accounting prescribed by APB Opinion No. 25 and related interpretations in accounting for stock-based compensation plans. Accordingly, no compensation cost is reflected in net income for stock option awards as all options granted had an exercise price equal to or in excess of the market value of the underlying parent common stock on the date of grant. In accordance with SFAS No. 148, the following table illustrates the pro forma effect on net income, had the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," been applied to stock-based employee compensation (in thousands):


                                                                                  Three Months Ended
                                                                                       March 31,                 Year Ended
                                                                             ----------------------------       December 31,
                                                                                 2005             2004              2004
                                                                             -----------      -----------       ------------
                                                                             (Unaudited)      (Unaudited)
       Net Income:
         As reported                                                             $13,786          $ 9,227            $34,170
         Add: Stock-based employee compensation expense
          included in reported net income, net of tax                                 69               59                256
         Deduct: Total stock-based employee compensation
          expense determined under the fair-value-based method
          for all awards, net of tax                                                (155)            (248)            (1,009)
                                                                                 -------          -------            -------

         Pro forma                                                               $13,700          $ 9,038            $33,417
                                                                                 =======          =======            =======


Note 2.     Use of Estimates

       The preparation of our combined financial statements in conformity with generally accepted accounting principles ("GAAP") requires us to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the combined financial statements, and the reported amounts of revenues and expenses during the reporting period. We evaluate these estimates and judgments on an ongoing basis and base our estimates on experience, current and expected future conditions, third-party evaluations, and various other assumptions that we believe are reasonable under the circumstances. The results of these estimates form the basis for making judgments about the carrying values of assets and liabilities as well as identifying and assessing the accounting treatment with respect to commitments and contingencies. Actual results may differ from the estimates and assumptions used in the financial statements and related notes.

       Listed below are certain significant estimates and assumptions used in the preparation of our financial statements. Certain other estimates and assumptions are further explained in the related notes.

Allowance for Doubtful Accounts

       We estimate losses for uncollectible accounts based on our historical experience and the evaluation of the likelihood of success in collecting specific customer receivables. Summarized below is the activity for the allowance for doubtful accounts (in thousands):

<

>


                           KENDRO LABORATORY PRODUCTS

              NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued)


Note 2.     Use of Estimates (continued)


                                                                                                                 Year Ended
                                                                                                                December 31,
                                                                                                                    2004
                                                                                                                ------------

          Balance at beginning of year                                                                             $1,548
          Acquisitions                                                                                                 86
          Provisions                                                                                                  792
          Write-offs, net of recoveries                                                                              (777)
          Currency translation                                                                                         85
                                                                                                                   ------

          Balance at end of year                                                                                   $1,734
                                                                                                                   ======


Inventory

       We estimate losses for excess and/or obsolete inventory and the net realizable value of inventory based on the aging of the inventory and the evaluation of the likelihood of recovering the inventory costs based on anticipated demand and selling price.

Impairment of Long-Lived Assets and Intangibles Subject to Amortization

       We continually review whether events and circumstances subsequent to the acquisition of any long-lived assets or intangible assets subject to amortization, have occurred that indicate the remaining estimated useful lives of those assets may warrant revision or that the remaining balance of those assets may not be recoverable. If events and circumstances indicate that the long-lived assets should be reviewed for possible impairment, we use projections to assess whether future cash flows on a non-discounted basis related to the tested assets are likely to exceed the recorded carrying amount of those assets to determine if a write-down is appropriate. If we identify impairment, we will report a loss to the extent that the carrying value of the impaired assets exceeds their fair values as determined by valuation techniques appropriate in the circumstances that could include the use of similar projections on a discounted basis.

       In determining the estimated useful lives of definite-lived intangibles, we consider the nature, competitive position, life cycle position, and historical and expected future operating cash flows of each acquired asset, as well as our commitment to support these assets through continued investment and legal infringement protection.

Goodwill and Indefinite-Lived Intangible Assets

       We test goodwill and indefinite-lived intangible assets for impairment annually during the fourth quarter and during interim periods if triggering events have occurred to determine whether the carrying value exceeds the implied value. The fair value of reporting units is based on discounted projected cash flows, but we also consider factors such as comparable industry price multiples. We employ cash flow projections that we believe to be reasonable under current and forecasted circumstances, the results of which form the basis for making judgments about the carrying values of the reported net assets of our reporting units. Many of our businesses closely follow changes in the industries and end-markets that they serve. Accordingly, we consider estimates and judgments that affect the future cash flow projections, including principal methods of competition, such as volume, price, service, product performance, and technical innovations, as well as estimates associated with cost improvement initiatives, capacity utilization, and assumptions for inflation and foreign currency changes. Actual results may differ from these estimates under different assumptions or conditions.

<

>


                           KENDRO LABORATORY PRODUCTS

              NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued)


Note 2.     Use of Estimates (continued)

Accrued Expenses

       We make estimates and judgments in establishing accruals as required under GAAP. Summarized in the table below are current accrued expenses at March 31, 2005 and December 31, 2004 (in thousands):


                                                                                                 March 31,       December 31,
                                                                                                    2005             2004
                                                                                                -----------      ------------
                                                                                                (Unaudited)

       Employee benefits                                                                            $14,399           $12,071
       Warranty                                                                                       4,572             5,880
       Other(1)                                                                                       9,345            10,175
                                                                                                    -------           -------

                                                                                                    $28,316           $28,126
                                                                                                    =======           =======


       (1) Other consists of various items, including legal, interest and income taxes, none of which individually meet the threshold for separate disclosure.

Legal

       It is our policy to accrue for estimated losses from legal actions or claims, including legal expenses, when events exist that make the realization of the losses or expenses probable and they can be reasonably estimated.

Self-Insurance

       We are primarily self-insured for workers' compensation, automobile, product, general liability, and health costs, and we believe that we maintain adequate accruals to cover our retained liability. Our accrual for self-insurance liability is determined by management and is based on claims filed and an estimate of claims incurred but not yet reported. Management considers a number of factors, including third-party actuary valuations, when making these determinations. We maintain third party stop-loss insurance policies to cover certain liability costs in excess of predetermined retained amounts.

Warranty

       In the normal course of business, we issue product warranties for specific product lines and provide for the estimated future warranty cost in the period in which the sale is recorded. We provide for the estimate of warranty cost based on contract terms and historical warranty loss experience that is periodically adjusted for recent actual experience. Because warranty estimates are forecasts that are based on the best available information, claims costs may differ from amounts provided. In addition, due to the seasonal fluctuations at certain of our businesses, the timing of warranty provisions and the usage of warranty accruals can vary period to period. We make adjustments to initial obligations for warranties as changes in the obligations become reasonably estimable. The following is an analysis of our product warranty accrual for the periods presented (in thousands):



<

>



                                                                                 Three Months Ended
                                                                                       March 31,                 Year Ended
                                                                              ---------------------------       December 31,
                                                                                  2005             2004                2004
                                                                              ----------       ----------       ------------
                                                                             (Unaudited)      (Unaudited)

       Balance at beginning of year                                              $ 5,880          $ 4,537            $ 4,537
        Acquisitions                                                                   -                -                292
        Provisions                                                                   639            1,088              4,943
        Usage                                                                     (1,827)          (1,186)            (4,065)
        Other, net (a)                                                              (120)               -                173
                                                                                 -------          -------            -------

       Balance at end of period                                                  $ 4,572          $ 4,439            $ 5,880
                                                                                 =======          =======            =======

       (a) Primarily represents the effects of currency translation.


Income Taxes

       We analyze the potential realization of deferred tax assets associated with net operating loss and credit carryforwards. When we believe that it is more likely than not that a net operating loss or credit carryforward may expire unused, we establish a valuation allowance against them.

Employee Benefit Plans

       We have defined benefit plans in Germany that cover a significant portion of our salaried and hourly paid employees in that country. We derive pension expense from an actuarial calculation based on the defined benefit plans' provisions and management's assumptions regarding discount rate, rate of increase in compensation levels, and expected long-term rate of return on assets. Management determines the expected long-term rate of return on plan assets based upon historical actual asset returns and the expectations of asset returns over the expected period to fund participant benefits based on the current investment mix of our plans. Management sets the discount rate based on the yield of high quality fixed income investments, commonly defined as fixed income investments with at least a Moody's AA credit rating. The rate of increase in compensation levels is established based on management's expectations of current and foreseeable future increases in compensation. In addition, management also consults with independent actuaries in determining these assumptions. See Note 8 for more information. Further, certain of our U.S. employees participate in a defined benefit plan of the parent.

Note 3.     Acquisitions and Divestiture

       We use acquisitions as a part of our strategy to acquire access to new technology, expand our geographical reach, penetrate new markets and leverage our existing product, market, manufacturing or technical expertise. Acquisitions and a divestiture in 2004 are described below.



<

>

       All business acquisitions of the company have been accounted for using the purchase method of accounting and, accordingly, the combined statements of income include the results of each acquired business since the date of acquisition. The assets acquired and liabilities assumed are recorded at estimates of fair values as determined by management based on information available. We finalize the allocation of purchase price to the fair value of the assets acquired and liabilities assumed when we obtain information sufficient to complete the allocation, but in any case, within one year after acquisition.

       In March 2004, we acquired H+P Labortechnik AG ("H+P"), a Germany-based manufacturer of clean air and containment facilities for hospitals, pharmaceutical, research, education, and general industrial applications, for $9.4 million. H+P had 2003 revenues of $14.6 million. The purchase price exceeded the fair value of the acquired net assets and, accordingly, $0.1 million was allocated to goodwill.

       In September 2004, we acquired Medical Air Technology Ltd. ("MAT"), a U.K.-based manufacturer of steam sterilizers, magnetic stirrers, and biosafe waste water sterilizers for the pharmaceutical, biotech, academic, and medical markets, for $12.7 million. MAT had 2003 revenues of $14.1 million. The purchase price exceeded the fair value of the acquired net assets and, accordingly, $7.5 million was allocated to goodwill.

       The components of the preliminary purchase price allocation for H+P and MAT are as follows as of December 31, 2004 (in thousands):


                                                                                                      H+P               MAT
                                                                                                    -------           -------
       Purchase Price:
         Cash paid                                                                                  $ 9,355           $12,652
         Cash acquired                                                                                 (262)                -
                                                                                                    -------           -------

                                                                                                    $ 9,093           $12,652
                                                                                                    =======           =======

       Allocation:
         Current assets                                                                             $ 6,672           $ 5,428
         Property, plant, and equipment                                                                 484               658
         Acquired intangible assets                                                                   5,332             5,420
         Goodwill                                                                                       112             7,482
         Liabilities assumed                                                                         (3,507)           (6,336)
                                                                                                    -------           -------

                                                                                                    $ 9,093           $12,652
                                                                                                    =======           =======

       Acquired intangible assets for H+P and MAT are as follows (in thousands):

                                                                                                      H+P               MAT
                                                                                                    -------           -------
       Trademarks                                                                                   $ 3,488           $ 4,387
       Patents                                                                                        1,059               744
       Other                                                                                            785               289
                                                                                                    -------           -------

                                                                                                    $ 5,332           $ 5,420
                                                                                                    =======           =======



<

>

       Trademarks have an indefinite life and are not amortized. Patents are being amortized over 5-8 years and other intangible assets are being amortized over 3-5 years.

       In addition to the acquisitions discussed above, in March 2004, we acquired a product line of protein crystallization lab automation equipment for $0.4 million. Revenues and assets of the product line were not material.

       Pro forma results are not presented as our results in 2004 would not have differed materially had the acquisitions occurred at the beginning of 2004.

       In November 2004, we sold the Carr BioProcessing product line for $3.2 million and recorded a pre-tax loss on the sale of $5.6 million which is included in special charges and other costs (income). Carr's revenues in 2004, through the date of sale, totaled $4.4 million.

Note 4.     Geographical Information



                                                                                                                 Year Ended
                                                                                                                December 31,
                                                                                                                    2004
                                                                                                               --------------
                                                                                                               (In thousands)
       Geographical Information
         Revenues:
          United States                                                                                             $163,582
          Germany                                                                                                     66,582
          England                                                                                                     27,723
          Other                                                                                                      112,707
                                                                                                                    ---------

                                                                                                                    $370,594
                                                                                                                    ========


                                                                                                                December 31,
                                                                                                                    2004
                                                                                                               --------------
                                                                                                               (In thousands)
         Long-lived Assets:
          United States                                                                                             $362,436
          Germany                                                                                                    183,586
          England                                                                                                     30,770
          Other                                                                                                        3,673
                                                                                                                     -------

                                                                                                                     $580,465
                                                                                                                     ========


<

>


Note 5.     Special Charges and Other Costs (Income)

       We recorded net special charges of $11.6 million in 2004. These net special charges were primarily for a loss on the sale of a non-core product line, impairment of a building held for sale, and restructuring initiatives to consolidate manufacturing and sales facilities and reduce workforce.

       The purpose of our restructuring initiatives is to improve future profitability, streamline operations, reduce costs, and improve efficiency. We estimate that we will achieve operating cost reductions in 2005 and beyond through reduced employee and manufacturing costs and other facility overhead.

       The components of the charges have been computed based on actual cash payouts, our estimate of the realizable value of the affected assets and estimated exit costs, including severance and other employee benefits based on existing severance policies and local laws.

       In 2003, we adopted SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," for all exit and disposal activities entered into after December 31, 2002. The standard requires us to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan as previously provided for under EITF No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, plant closing or other exit or disposal activities. SFAS No. 146 has impacted the timing of recognition of certain restructuring costs by postponing the cost recognition beyond the plan commitment date.

       Impairments of long-lived assets, including amortizable intangibles, which represent non-cash asset write-downs, are accounted for in accordance with SFAS No. 144, "Accounting for the Impairment and Disposal of Long-Lived Assets." Typically, these non-cash asset write-downs arise from business restructuring decisions that lead to the disposition of assets no longer required in the restructured business. For these situations, we recognize a loss when the carrying amount of an asset exceeds the sum of the cash flows expected to result from the use and eventual disposition of the asset. Realization values for assets subject to impairment testing are determined primarily by management, taking into consideration various factors including third-party appraisals, quoted market prices or previous experience. If an asset remains in service at the decision date, the asset is written down to its fair value and the resulting net book value is depreciated over its remaining economic useful life. When we commit to a plan to sell an asset, including the initiation of a plan to locate a buyer and it is probable that the asset will be sold within one year based on its current condition and sales price, depreciation of the asset is discontinued and the asset is determined to be an asset held for sale. Upon the completion of a sale of a long-lived asset that was previously written down to net realizable value as part of a restructuring initiative, we recognize any gain on its sale as a reduction of special charges, to the extent of the previous write-down.

       At December 31, 2004, a total of $0.3 million of restructuring liabilities remained on the combined balance sheet as shown below. We anticipate that the liabilities related to restructuring actions will be paid within one year from the period in which the action was initiated. The following table summarizes the restructuring accrual activity from December 31, 2003 through March 31, 2005 (in thousands):


<

>


Note 5.     Special Charges and Other Costs (Income) (continued)


                                                                                  Employee       Facility
                                                                                Termination   Consolidation
                                                                                   Costs            Costs              Total
                                                                                -----------   --------------          -------

       Balance at December 31, 2003                                                 $ 1,832         $      -          $ 1,832

         Special and other charges                                                    2,624            1,121            3,745
         Cash payments                                                               (4,115)          (1,121)          (5,236)
                                                                                    -------         --------          -------

       Balance at December 31, 2004                                                     341                -              341
                                                                                                 (Unaudited)
         Special and other charges                                                       21                -               21
         Cash payments                                                                 (267)               -             (267)
                                                                                    -------         --------          -------

       Balance at March 31, 2005                                                    $    95         $      -          $    95
                                                                                    =======         ========          =======


       The 2004 charges include $2.6 million of employee termination costs and $1.1 million of facility consolidation costs for a site in Connecticut that relocated to North Carolina. The 2004 special charges also include a $2.5 million writedown to estimated disposal value of the Connecticut facility and a $5.4 million net loss on the sale of assets, principally our Carr BioProcessing product line, which we sold for $3.2 million in November 2004.

Note 6.     Inventories


                                                                                               March 31,        December 31,
                                                                                                  2005              2004
                                                                                              -----------       ------------
                                                                                                      (In thousands)
                                                                                              (Unaudited)

         Finished goods                                                                           $22,503            $18,416
         Work in progress                                                                           7,376              8,429
         Raw materials and purchased parts                                                         28,765             26,501
                                                                                                  -------            -------

                                                                                                  $58,644            $53,346
                                                                                                  =======            =======


       Inventories include material, labor, and factory overhead costs and are reduced, when necessary, to estimated realizable values. All inventories are valued using the first-in, first-out ("FIFO") method.

Note 7.     Goodwill and Other Intangible Assets

       We account for goodwill and other intangible assets acquired through business combinations in accordance with SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 clarifies the criteria in recognizing other intangible assets separately from goodwill in a business combination. SFAS No. 142 states goodwill and other intangible assets deemed to have indefinite lives are no longer amortized but are reviewed for impairment annually (or more frequently if impairment indicators arise). Separable intangible assets that are not determined to have an indefinite life are amortized over their useful lives and assessed for impairment under the provisions of SFAS No. 144, "Accounting for the Impairment and Disposal of Long-Lived Assets".



<

>

       The following table reflects the goodwill and intangible assets as of December 31, 2003 and the activity thereafter through December 31, 2004 (in thousands):


                                                          Unamortized                        Amortized
                                                  ------------------------         -------------------------
                                                              Trademarks/
                                                  Goodwill     Trade names          Patents            Other            Total
                                                  --------    ------------         --------         --------         --------
       Gross Balance
         December 31, 2003 balance                $299,629        $ 48,761         $ 13,946         $  2,076         $364,412
         Acquisitions                                7,965           7,875            2,173            1,090           19,103
         Reclassification for 2003
          acquisition                               (1,775)              -                -            1,775                -
         Currency translation                       15,720           2,906              296                -           18,922
         Disposal                                   (1,165)              -           (2,205)               -           (3,370)
         Other                                        (230)           (143)               -              183             (190)
                                                  --------        --------         --------         --------         --------
         December 31, 2004 balance                $320,144        $ 59,399         $ 14,210         $  5,124         $398,877
                                                  ========        ========         ========         ========         ========

       Accumulated Amortization
         December 31, 2003 balance                                                 $  3,375         $    690         $  4,065
         Amortization                                                                 2,693              767            3,460
         Currency translation                                                           (44)               5              (39)
         Disposal                                                                      (948)               -             (948)
                                                                                   --------         --------         --------
         December 31, 2004 balance                                                 $  5,076         $  1,462         $  6,538
                                                                                   ========         ========         ========

       Estimated amortization expense (in thousands):

       For the year ended 2005                                                                                       $  2,537
       For the year ended 2006                                                                                          2,477
       For the year ended 2007                                                                                          2,334
       For the year ended 2008                                                                                          2,191
       For the year ended 2009                                                                                          1,741
       For the year ended 2010 and thereafter                                                                           1,516
                                                                                                                     --------

                                                                                                                     $ 12,796
                                                                                                                     ========


       The decrease in goodwill that occurred in the first quarter of 2005 was due to currency translation. The decrease in intangible assets that occurred in the first quarter of 2005 was due to currency translation and amortization.

       Consistent with the requirements of SFAS No. 142, the fair value of the company was based on discounted cash flow projections that are believed to be reasonable under current and forecasted circumstances, the results of which form the basis for making judgments about the carrying values of the reported net assets. Other considerations are also incorporated, including comparable industry price multiples. We consider estimates and judgments that affect the future cash flow projections including principal methods of competition such as volume, price, service, product performance, and technical innovations as well as estimates associated with cost improvement initiatives, capacity utilization, and assumptions for inflation and foreign currency changes. Any significant change in market conditions and estimates or judgments used to determine expected future cash flows that indicate a reduction in carrying value may give rise to impairment in the period that the change becomes known.


<

>


Note 8.     Employee Benefit Plans

Stock-Based Compensation Plans

       Under the parent's stock compensation plan, options to purchase the parent's common stock may be granted to our key employees in the form of incentive stock options or nonqualified stock options, vest ratably over three years and expire no later than 10 years from the date of grant. The option price per share may be no less than the fair market value of the parent's common stock on the date of grant. Upon exercise, the employee has the option to surrender previously owned shares at current value in payment of the exercise price and /or withholding tax obligations, and, subject to certain restrictions, may receive a reload option having an exercise price equal to the current market value for the number of shares so surrendered. The reload option expires at the same time that the exercised option would have expired.

       The following table shows stock option activity for our employees from December 31, 2003 through December 31, 2004:


                                                                                                              Weighted Average
                                                                                                  Shares       Exercise Price
                                                                                                 --------     ----------------

       Options outstanding at December 31, 2003                                                   292,168              $52.58
       Exercised                                                                                  (25,023)              39.69
       Terminated                                                                                 (44,929)              52.31
                                                                                                  -------

       Options outstanding at December 31, 2004                                                   222,216              $54.09
                                                                                                  =======              ======

       Options outstanding and exercisable held by our employees at December 31, 2004 were as follows:


                                                      Options Outstanding                             Options Exercisable
                                        -------------------------------------------------         -----------------------------
                                                            Weighted             Weighted                             Weighted
                                         Number              Average              Average          Number              Average
                    Range of                 of            Remaining             Exercise              of             Exercise
             Exercise Prices             Shares     Contractual Life                Price          Shares                Price
            ----------------            -------     ----------------             --------         -------             --------

            $38.57 - $40.00              85,548            7.6 years               $38.65          31,927               $38.79
             48.44 -  50.43              27,500            5.2 years                48.48          27,166                48.45
             52.75 -  69.43             109,168            6.5 years                67.60          78,700                66.89
                                        -------                                                   -------

            $38.57 -  $69.43            222,216            6.7 years               $54.09         137,793               $56.74
                                        =======                                                   =======


       Restricted stock or restricted stock units may be granted to certain eligible employees in accordance with applicable equity compensation plan documents and agreements. Subject to participants' continued employment and other plan terms and conditions, the restrictions lapse and units vest over three years. The 2004 grants vest ratably.

       Upon vesting, the restricted stock units are converted into shares of the parent's common stock and are free of any restrictions. In 2004, the parent issued 31,000 of restricted stock units to certain of our business leaders and other employees. Expense for restricted stock and restricted sock units is recognized over the vesting period in accordance with APB No. 25. Compensation expense associated with restricted stock unit awards totaled $0.4 million in 2004.



<

>

Defined Contribution Retirement Plans

       Under the parent's 401(k) savings plan eligible U.S. employees may voluntarily contribute up to 50% of their compensation into the plan and the parent matches a portion of the participating employees' contributions. The matching contributions are made in newly issued shares of the parent's common stock and are issued at the prevailing market price. The matching contributions vest with the employee immediately upon the date of the match and there are no restrictions on the resale of common stock held by employees.

       Under the plan, the parent contributed 16,000 shares of its common stock to employee accounts in 2004. Compensation expense is recorded based upon the market value of the shares as the shares are contributed to employee accounts. We recorded $0.9 million in 2004 as compensation expense related to the matching contribution.

Defined Benefit Pension Plans

       We have defined benefit pension plans in Germany covering employees there. The plans are unfunded, as permitted under the plans and applicable laws. Net periodic benefit costs for the plans in aggregate included the following components (in thousands):

                                                                                    Three Months Ended
                                                                                         March 31,              Year Ended
                                                                            -----------------------------      December 31,
                                                                                2005              2004             2004
                                                                            -----------       -----------      ------------
                                                                            (Unaudited)       (Unaudited)
       Service Cost                                                              $  162            $  150            $  595
       Interest Cost on Benefit Obligation                                          300               275             1,094
                                                                                 ------            ------            ------

                                                                                 $  462            $  425            $1,689
                                                                                 ======            ======            ======

       The activity under the defined benefit plans is as follows (in thousands):


                                                                                                                     2004
                                                                                                                   --------
       Change in Benefit Obligation:
         Benefit obligation, beginning of year                                                                     $ 19,884
         Service cost                                                                                                   595
         Interest cost                                                                                                1,094
         Benefits paid                                                                                                 (340)
         Actuarial loss                                                                                                (491)
         Currency translation                                                                                         1,965
                                                                                                                   --------

         Benefit obligation, end of year                                                                             22,707
                                                                                                                   --------

       Funded Status                                                                                                (22,707)
       Unrecognized Net Actuarial Loss                                                                                 (187)
                                                                                                                   --------

       Net Amount Recognized                                                                                       $(22,894)
                                                                                                                   ========

       Amounts Recognized in the Balance Sheet:
         Accrued pension liability                                                                                 $(22,894)
         Intangible asset                                                                                                 -
         Accumulated other comprehensive items                                                                            -
                                                                                                                   --------

       Net Amount Recognized                                                                                       $(22,894)
                                                                                                                   ========


<

>

       Our defined benefit plans have projected benefit obligations and accumulated benefit obligations in excess of plan assets. The aggregate accumulated benefit obligations were $20.4 million at year-end 2004. The measurement date used to determine benefit information was December 31 for all plan assets and benefit obligations.

       The weighted average rates used to determine the net periodic benefit costs and benefit obligations were as follows:


                                                                                                                       2004
                                                                                                                      ------

       Discount Rate                                                                                                    5.5%
       Rate of Increase in Salary Levels                                                                                2.8%

       We do not expect to make contributions to our plans in 2005.

       The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid (in thousands):

       2005                                                                                                           $  388
       2006                                                                                                              508
       2007                                                                                                              582
       2008                                                                                                              633
       2009                                                                                                              707
       2010-2014                                                                                                       5,488

       We were allocated our share of expense related to the parent's U.S. based defined benefit plan. The expense totaled $0.1 million (unaudited) and $0.1 million (unaudited) for the three months ended March 31, 2005 and 2004, respectively and $0.3 million for the year ended December 31, 2004.

Note 9.     Income Taxes

       The components of income before provision for income taxes are as follows
(in thousands):

                                                                                                                 Year Ended
                                                                                                                December 31,
                                                                                                                     2004
                                                                                                                ------------

       U.S.                                                                                                          $18,785
       Non-U.S.                                                                                                       30,982
                                                                                                                     -------

                                                                                                                     $49,767
                                                                                                                     =======



<
                                      F-21

>


Note 9.     Income Taxes (continued)

       The components of the provision (benefit) for income taxes are as follows
(in thousands):

                                                                                                                 Year Ended
                                                                                                                December 31,
                                                                                                                     2004
                                                                                                                ------------
       Currently Payable:
         U.S.                                                                                                        $ 2,616
         Non-U.S.                                                                                                     13,438
                                                                                                                     -------

                                                                                                                      16,054
                                                                                                                     -------

       Net Deferred (Prepaid):
         U.S.                                                                                                            422
         Non-U.S.                                                                                                       (879)
                                                                                                                     -------

                                                                                                                        (457)
                                                                                                                     -------

                                                                                                                     $15,597
                                                                                                                     =======

         The provision for income taxes in the accompanying statement of income differs from the provision calculated by applying the statutory U.S. federal income tax rate of 35% to income before provision for income taxes due to the following (in thousands):

                                                                                                                 Year Ended
                                                                                                                December 31,
                                                                                                                     2004
                                                                                                                ------------

       Provision for Income Taxes at Statutory Rate                                                                  $17,418
       Increases (Decreases) Resulting From:
         Partnership income not subject to income taxes                                                               (3,690)
         Non-U.S. tax rate and tax law differential                                                                    1,716
         Other, net                                                                                                      153
                                                                                                                     -------

                                                                                                                     $15,597
                                                                                                                     =======

       Significant components of our deferred tax assets and liabilities are as follows (in thousands):

                                                                                                                December 31,
                                                                                                                     2004
                                                                                                                ------------


       Deferred Tax Liability:
         Net operating loss and credit carryforwards                                                                 $(1,659)
         Intangibles recorded in acquisition                                                                          14,931
         Other, net                                                                                                     (340)
                                                                                                                     -------
                                                                                                                      12,932

         Valuation allowance                                                                                           1,659
                                                                                                                     -------

                                                                                                                     $14,591
                                                                                                                     =======


<
                                      F-22

>


Note 9.     Income Taxes (continued)

       We estimate the degree to which tax assets and loss carryforwards will result in a benefit based on expected profitability by tax jurisdiction and provide a valuation allowance for deferred tax assets that we believe will more likely than not go unused.

       At December 31, 2004, we had non-U.S. net operating loss carryforwards of $4.9 million. Use of the carryforwards is limited based on the future income of certain subsidiaries. Of the net operating loss carryforwards, $2.1 million expire in the years 2005 through 2009, and the remainder do not expire.

       A provision has not been made for U.S. or additional non-U.S. taxes on undistributed earnings of international subsidiaries that could be subject to taxation if remitted to the U.S. because we plan to keep these amounts permanently reinvested overseas.

Note 10.    Financial Instruments

Fair Value Financial Assets and Liabilities

       The carrying amount of cash and equivalents and receivables reported on the combined balance sheets approximates fair value because of the short maturity of those instruments.

Concentrations of Credit Risk

       Financial instruments that potentially subject us to significant concentrations of credit risk consist of cash and temporary investments and trade accounts receivable. Cash and temporary investments are placed with high-quality financial institutions throughout the world. We periodically evaluate the credit standing of these financial institutions. Concentrations of credit risk arising from trade accounts receivable are due to selling to a large number of customers in a particular industry. We perform ongoing credit evaluations of our customers' financial conditions and obtain collateral or other security when appropriate. No one customer accounts for more than 10% of our revenues.

Note 11.    Commitments and Contingencies

Operating Leases

       We lease portions of our office and operating facilities under various operating lease arrangements. Net income includes expense for operating leases of $3.1 million in 2004. Future minimum payments due under noncancellable operating leases at December 31, 2004, are $5.2 million in 2005, $3.6 million in 2006, $2.8 million in 2007, $1.5 million in 2008, $0.8 million in 2009, and $1.1 million in 2010 and thereafter. Total future minimum lease payments are $15.0 million.

       Rent expense totaled $1.5 million (unaudited) in the three months ended
March 31, 2005. Future minimum lease commitments at March 31, 2005, did not differ materially from the amounts detailed above except that for the remainder of 2005, future commitments totaled $3.7 million (unaudited).




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                                      F-23
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Note 11.    Commitments and Contingencies (continued)

Purchase Obligations

       At December 31, 2004, we had outstanding noncancellable purchase obligations, principally for inventory purchases, totaling $2.3 million, approximately half of which will be settled in 2005 and the remainder will be settled in 2006 and 2007.

Letters of Credit and Guarantees

       Outstanding letters of credit totaled $4.5 million at December 31, 2004.
The expiration of these credits and guarantees ranges through 2008.

       Outstanding surety bonds totaled $0.2 million at December 31, 2004.

       The letters of credit and surety bonds principally secure performance obligations, and allow the holder to draw funds up to the face amount of the letter of credit, bank guarantee, or surety bond if the applicable business unit does not perform as contractually required.

Self-Insurance

       We are primarily self-insured for workers' compensation, automobile, product and general liability, and health costs, and we believe that we maintain adequate accruals to cover our retained liability. Our accrual for self-insurance liability is determined by management and is based on claims filed and an estimate of claims incurred but not yet reported. Management considers a number of factors, including third-party actuarial valuations, when making these determinations. We maintain third-party stop-loss insurance policies to cover certain liability costs in excess of predetermined retained amounts.

Note 12.    Related Party Transactions and Parent's Investment

Sales to Related Parties

       Net sales to related companies for the three month ended March 31, 2005
(unaudited) and March 31, 2004 (unaudited) were $0.1 million and $0.1 million, respectively, and were $0.3 million for the year ended December 31, 2004.

Receivables/Payables from/to Related Parties

       Receivables/payables from/to related companies consist of balances pertaining to sales/purchases of goods and services in the ordinary course of business between the company and other subsidiaries of the parent, excluding the parent's corporate office.




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                                      F-24
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Note 12.    Related Party Transactions and Parent's Investment (continued)

Loans to/from Parent

       We had a $120 million loan to the parent bearing interest at the prime rate plus 1.5% (5.75% at December 31, 2004). The note was due on demand, however, we had agreed not to seek repayment within a year and, accordingly, the note was classified as long-term in the accompanying combined balance sheet.
Interest received from the parent totaled $2.0 million and $1.6 million for the three months ended March 31, 2005 (unaudited) and 2004 (unaudited), respectively, and $6.7 million for the year ended December 31, 2004.

       We had a $6.5 million demand loan payable to the parent bearing interest at the prime rate plus 1% (5.25% at December 31, 2004). The note was due on demand, however, the parent had agreed not to seek repayment within a year and, accordingly, the note was classified as long-term in the accompanying balance sheet. Interest expense associated with this note totaled $0.1 million and $0.1 million for the three months ended March 31, 2005 (unaudited) and 2004
(unaudited), respectively, and $0.3 million for the year ended December 31, 2004.

       Immediately prior to the sale of the company to Thermo Electron, these notes were offset against one another and the net receivable was distributed to the parent.

Transfer From / (To) Parent

       We receive cash and other asset contributions from and send cash and other asset distributions to the parent. Net transfers from (to) parent are recorded in the parent's net investment account and are as follows (in thousands):


                                                                                                 March 31,         December 31,
                                                                                                    2005               2004
                                                                                                -----------        -----------
                                                                                                (Unaudited)

       Cash transfers, net                                                                         $ (8,883)          $(18,422)
       Payroll and benefit expenses                                                                   3,357             15,222
       Freight expense                                                                                2,218              8,356
       Insurance expense                                                                              1,975              6,784
       Receivables                                                                                        -             (5,661)
       Interest income/expense                                                                       (1,897)            (5,223)
       Professional fees                                                                                782              3,647
       Other                                                                                            (71)             1,329
                                                                                                   --------           --------

                                                                                                   $ (2,519)          $  6,032
                                                                                                   ========           ========

Corporate Overhead Expenses and Services

       Specifically identifiable administrative services and expenses incurred by the company in the normal course of business, such as external legal fees, audit fees, risk insurance premiums, certain employee benefit costs, and other items were originally recorded by the parent. The costs associated with these services and expenses are allocated back to us from the parent. These allocated expenses are included in the accompanying combined statement of income, and were $8.2 million and $9.5 million for the three months ended March 31, 2005
(unaudited) and 2004 (unaudited), respectively, and $36.8 million for the year ended December 31, 2004.



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                                      F-25

>


Note 13.    Unaudited Quarterly Information


                                                                                                   2004
                                                                            ----------------------------------------------------
                                                                             First         Second         Third          Fourth
                                                                            ----------------------------------------------------
                                                                                                 (In thousands)

       Revenues                                                             $ 83,633      $ 87,289       $ 92,047       $107,625
       Gross Profit                                                           33,602        34,612         37,615         37,071
       Net Income                                                              9,227         9,814         10,383          4,746



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                                      F-26
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